Exhibit 1

Joint Filing Agreement

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of ordinary shares of Stratasys Ltd.

Executed as a sealed instrument this 10th day of April, 2025.

Yuval Cohen

By:	/s/ Yuval Cohen

Fortissimo Capital Fund V, L.P.

By:	Fortissimo Capital Fund V, GP, L.P.
Its	General Partner

By:	Fortissimo Capital 5 Management (GP) Ltd.
Its	General Partner

By:	/s/ Yuval Cohen
Name:	Yuval Cohen, CEO and Director

Fortissimo Capital Fund V, GP, L.P.

By:	Fortissimo Capital 5 Management (GP) Ltd.
Its	General Partner

By:	/s/ Yuval Cohen
Name:	Yuval Cohen, CEO and Director

Fortissimo Capital 5 Management (GP) Ltd.

By:	/s/ Yuval Cohen
Name:	Yuval Cohen, CEO and Director

FF6-SSYS, Limited Partnership

By:	Fortissimo Capital 6 Management (GP) Ltd.
Its	General Partner

By:	/s/ Yuval Cohen
Name:	Yuval Cohen, CEO and Director

Fortissimo Capital 6 Management (GP) Ltd.

By:	/s/ Yuval Cohen
Name:	Yuval Cohen, CEO and Director